                                                                 Exhibit 4.(c).4

                                CDC CORPORATION,

                          ASIA PACIFIC ONLINE LIMITED,

                                       AND

                                    PETER YIP

                                   ----------

                            OPTION TRANSFER AGREEMENT

                                   ----------

     THIS OPTION TRANSFER AGREEMENT effective as of the Effective Date among CDC Corporation (formerly, chinadotcom corporation) located at 34/F Citicorp Centre, 18 Whitfield Road, Causeway Bay, Hong Kong (the "Company"), Asia Pacific Online Limited located at Suite 4302, 43/F China Resources Building, Wanchai, Hong Kong ("APOL") and Peter Yip of c/o APOL, Suite 4302, 43/F China Resources Building, Wanchai, Hong Kong ("Mr. Yip"). The Company, APOL and Mr. Yip are collectively referred to as the "Parties" and each, a "Party".

     WHEREAS, APOL has been granted certain share options (together, the "APOL Options") to purchase an equivalent number of the Company's Class A Common Shares, par value US$0.00025 per share (the "Common Shares") as set forth in Schedule A to this Agreement and copies of which option award agreements are attached hereto under Exhibit A to this Agreement.

     WHEREAS, Mr. Yip has been granted certain share options (together, the "Mr. Yip Options") to purchase an equivalent number of the Company's Common Shares as set forth in Schedule B to this Agreement and copies of which option award agreements are attached hereto under Exhibit B to this Agreement:

     WHEREAS, the Company is willing to agree to permit APOL and Mr. Yip to transfer certain of the APOL Options and Mr. Yip Options to certain non-profit organizations pursuant to the terms and conditions set forth herein.

     WHEREAS, the terms of this Agreement have been approved by the Board of Directors of the Company (the "Board") and the form of this Agreement has been ratified by the Board.

     NOW, THEREFORE, in consideration of the foregoing mutual covenants and agreements contained herein, the Parties hereby agree as follows:

     1.   ACCELERATION AND VESTING OF CERTAIN OPTIONS

     1.1 The Company agrees that it shall use its reasonable best efforts to cause the acceleration and immediate vesting of the APOL Options set forth in Schedule C-1. As a result, none of the APOL Options or Mr. Yip Options shall remain unvested.

     2.   TRANSFER OF CERTAIN OPTIONS

     2.1 Subject to the provisions set forth in Clauses 2.2 through 2.5 herein, the Company agrees that it shall use its reasonable best efforts to permit APOL and Mr. Yip, or a duly authorized alternate or representative identified to the Company, to transfer the APOL Options and Mr. Yip Options set forth in Schedule C-2, in whole or in part, to Permitted Transferees (as defined below).

     2.2 APOL and Mr. Yip agree that prior to or simultaneously with any transfer of APOL Options or Mr. Yip Options set forth in Schedule C-2 to a Permitted Transferee, such Permitted Transferee shall have executed and delivered to the Company an acknowledgement in form and substance reasonably satisfactory to the Company (which may be substantially in the form attached hereto as Exhibit C) that the Permitted Transferee (a) qualifies as a non-profit organization under the tax laws of the jurisdiction of its formation, (b) will comply with the terms of the Company's 1999 Stock Option Plan and the terms of the relevant option award agreement applicable to APOL or Mr.

          Yip (as the case may be), (c) agrees not to transfer such options or any portion of the economic consequences associated with ownership of any such transferred options to any other party; provided, however, that if the Permitted Transferee is the CW Chu Foundation or another trust formed by Mr. Yip and designated as a Permitted Transferee, such Permitted Transferee may transfer such options to another Permitted Transferee (the "Second Permitted Transferee"), provided that such Second Permitted Transferee satisfies all of the provisions of this Agreement as if such Second Permitted Transferee was the original Permitted Transferee, which provisions shall include, but not be limited to, delivery of the acknowledgement form set forth in Clause
          2.2 hereto, (d) will represent, warrant and covenant to the Company that it shall hold, exercise and use any proceeds from such options solely and exclusively to advance legitimate causes of such Permitted Transferee which qualify such Permitted Transferee as a tax exempt, non-profit organization that serves the public interest, such as charitable, educational, scientific, religious or literary purposes, and (e) shall dispose of any Class A Common Shares of the Company received as a result of the exercise of any such transferred options (the "Underlying Shares") in an orderly manner which shall be intended not to cause any excessive movement in the price of the Company's Class A Common Shares or creating the perception of an overhang in the Company's Class A Common Shares. For the purposes of effectuating an orderly disposal, (1) the Permitted Transferee shall dispose of the Underlying Shares in a manner consistent with the "Manner of Sale" provisions of Rule 144(f) promulgated under the Securities Act of 1933, as amended, and (2) the amount of Underlying Shares which may be disposed of, together with disposals of all other Underlying Shares within the preceding ten trading days, shall not exceed 5% of the average daily trading volume of the Company's Class A Common Shares on the Nasdaq National Market (or other market on which such shares are then listed) during the ten trading days immediately preceding the date of such sale.

     2.3 Simultaneously with any transfer of APOL Options or Mr. Yip Options set forth in Schedule C-2 to a Permitted Transferee, APOL or Mr. Yip, as the case may be, shall be deemed to have represented and warranted to the Company as follows:

          (a) The Permitted Transferee qualifies as a non-profit organization under the tax laws of the jurisdiction of its formation;

          (b) To the best knowledge of APOL and Mr. Yip, the Permitted Transferee shall hold, exercise and use any proceeds from such options solely and exclusively to advance legitimate causes of such Permitted Transferee which qualify such Permitted Transferee as a tax exempt, non-profit organization that serves the public interest, such as charitable, educational, scientific, religious or literary purposes.

     2.4 Upon any transfer of APOL Options or Mr. Yip Options set forth in Schedule C-2 to a Permitted Transferee, each of APOL and Mr. Yip covenants to promptly make any and all filings with the U.S. Securities and Exchange Commission, National Association of Securities Dealers, and any other governmental or self-regulatory organization which may be prudent or necessary in connection therewith (including, but not limited to, any Form 13D or Form 13G).

     2.5 APOL agrees and, upon any transfer of APOL Options or Mr. Yip Options to the CW Chu Foundation as a Permitted Transferee, APOL and Mr. Yip agree to use their best efforts to cause the CW Chu Foundation to agree, to permit representatives of the Company, at the expense of the Company and upon reasonable prior notice to APOL or the CW Chu Foundation, as the case may be, to visit the principal offices of such entity, to discuss the affairs, finances and accounts of such entity with the Company, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom and to permit the Company to discuss their respective affairs, finances and accounts with their respective accountants, for the purposes of confirming and verifying that such entity qualifies as a legitimate non-profit organization under the tax laws of the jurisdiction of its formation, and in the case of the CW Chu Foundation, is a legitimate tax exempt, non-profit organization that serves the public interest, such as charitable, educational, scientific, religious or literary purposes.

     3.   AMENDMENT TO EXERCISEABILITY OF CERTAIN OPTIONS

     3.1 (a) The Company agrees to use its reasonable best efforts, notwithstanding the terms of the Company's 1999 Stock Option Plan, to cause the terms of the option award agreements for the APOL Options and Mr. Yip Options set forth in Schedule C-3 to be modified and amended (i) to permit APOL or Mr. Yip (as the case may be) to exercise such options until the Option Expiration Date for such respective options set forth in Schedule A or Schedule B hereto (subject at all times to Clause 3.1(b)) and (ii) to permit the Permitted Transferee to exercise such options until the Option Expiration Date for such respective options set forth in Schedule A or Schedule B hereto (subject at all times to Permitted Transferee satisfying all of the terms set forth in the acknowledgement form provided by such Permitted Transferee pursuant to Clause 2.2 of this Agreement). Prior to permitting any such exercise pursuant to this Clause 3.1, the Company shall be permitted to require the Permitted Transferee to provide, upon request, such reasonable information as the Company may request to confirm that the Permitted Transferee satisfies such terms set forth in the acknowledgement form provided pursuant to Clause 2.2 of this Agreement.

          (b) In the event that Mr. Yip ceases to be a member of the Company's Board, APOL or Mr. Yip (as the case may be) shall have until the earlier of (a) six (6) months from the date Mr. Yip ceases to be a member of the Board or (b) the Option Expiration Date to exercise such vested options set forth in Schedule C-3, at which time all of such unexercised options shall expire.

     4.   INDEMNITY FOR TAX LIABILITY

     4.1 APOL agrees and warrants to the Company that it shall indemnify the Company and any Associated Company, and hold the Company and any Associated Company harmless against the non-payment of any income tax, professional indemnity, and other national, provincial or local taxes or assessments by APOL in connection with the APOL Options, any transfer of such APOL Options, or any exercise of such APOL Options by any such transferee. In addition, APOL specifically represents, warrants and covenants to the Company that to the extent that APOL is subject to any withholding or deduction under income tax laws of any jurisdiction with respect to the APOL Options, any transfer of such APOL Options, or any exercise of such APOL Options by any such transferee, that it will hold the Company and each Associated Company harmless against any such non-withholding or non-deduction in connection therewith.

     4.2 Mr. Yip agrees and warrants to the Company that he shall indemnify the Company and any Associated Company, and hold the Company and any Associated Company harmless against the non-payment of any income tax, professional indemnity, and other national, provincial or local taxes or assessments by Mr. Yip in connection with the Mr. Yip Options, any transfer of such Mr. Yip Options, or any exercise of such Mr. Yip Options by any such transferee. In addition, Mr. Yip specifically represents, warrants and covenants to the Company that to the extent that Mr. Yip is subject to any withholding or deduction under income tax laws of any jurisdiction with respect to Mr. Yip Options, any transfer of such Mr. Yip Options, or any exercise of such Mr. Yip Options by any such transferee, that he hold the Company and each Associated Company harmless against any such non-withholding or non-deduction in connection therewith.

     5.   MISCELLANEOUS MATTERS

     5.1 If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect.

     5.2 This Agreement may not be modified or amended, except by an instrument in writing, signed by APOL, Mr. Yip and a duly authorized representative of the Company. By an instrument in writing similarly executed, any Party may waive compliance by the other Parties with any provision of this Agreement that such other Party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided herein or by law or in equity.

     5.3 The terms of this Agreement are intended by the Parties to be the full and final expression of their agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The Parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding involving this Agreement. This Agreement fully supersedes any prior oral or written agreement between the Parties.

     5.4 The headings for the clauses of this Agreement are for convenience only and are not part of this Agreement.

     5.5 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

     5.6 The Parties acknowledge that (i) they have had the opportunity to consult counsel in regard to this Agreement if they so desire; (ii) they have read and understand the Agreement and they are fully aware of its legal effect; and (iii) they are entering into this Agreement freely and voluntarily, and based on each Party's own judgment and not on any representations or promises made by the other Parties, other than those contained in this Agreement.

     6.   NOTICE

     6.1 All such notices and communications shall be effective (a) when sent by FedEx or other overnight service of recognized standing, on the third business day following the deposit with such service; and (b) when faxed during normal business hours on a day on which the Company is open for business, upon confirmation of receipt. The Parties shall be obligated to notify each other in writing of any change of the below address. Notice of change of address shall be effective only when done in accordance with this Clause. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed or delivered via courier to each Party as follows:

          If to the Company:

          Address:   34/F, Citicorp Centre
                     18 Whitfield Road
                     Causeway Bay, Hong Kong
          Facsimile: (852) 2893-5245
          Attention: Dr. Raymond Ch'ien

          If to APOL or Mr. Yip:

          Address:   Suite 4302
                     43/F China Resources Building
                     26 Harbour Road
                     Wanchai, Hong Kong
          Facsimile: (852) 2827-0098
          Attention: Mr. Peter Yip

     7.   GOVERNING LAW

     7.1 This Agreement shall be governed by and construed under the law of Hong Kong and each of the Parties hereby irrevocably agrees for the exclusive benefit of the Company that the Courts of Hong Kong are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

     8.   DEFINITIONS

     8.1 "Associated Company" means any corporation or other business entity or entities that directly or indirectly controls, is controlled by, or is under common control with the Company after the Effective Date or all other entities in the group of companies of such Associated Companies.

     8.2  "Effective Date" means July 15, 2005

     8.3 "Permitted Transferee" means those non-profit organizations (a) set forth on a list submitted to the Company by APOL and Mr. Yip from time to time (the "List") and (b) approved by the Board as a Permitted Transferee in its absolute and sole discretion including the Permitted Transferees set forth on Schedule D to this Agreement. For the avoidance of doubt, (i) no transfer of APOL Options or Mr. Yip Options is permitted to any party that is not a Permitted Transferee, and (ii) a Permitted Transferee shall not be permitted to further transfer any such APOL Options, Mr. Yip Options or any of the economic consequences thereof to any other party; provided, however, that if the

          Permitted Transferee is the CW Chu Foundation or another trust formed by Mr. Yip and designated as a Permitted Transferee, such Permitted Transferee may transfer such options to a Second Permitted Transferee, provided that such Second Permitted Transferee satisfies all of the provisions of this Agreement as if such Second Permitted Transferee was the original Permitted Transferee, which provisions shall include, but not be limited to, delivery of the acknowledgement form set forth in Clause 2.2 hereto and any such transfer shall be made on or prior to the date twelve months from the Effective Date of this Agreement.

     9.   EFFECTIVE DATE

     9.1  This Agreement shall become effective as of the Effective Date.

     IN WITNESS whereof this Option Transfer Agreement has been signed by or on behalf of the Parties hereto and is effective as of the Effective Date.


SIGNED by Simon Wong                     )   /s/ Simon Wong
Director                                 )   -----------------------------------
on behalf of the CDC Corporation         )
in the presence of Alice Hwu             )
                                             /s/ Alice Hwu
                                             -----------------------------------

Date:
      ----------------------------------


SIGNED by /s/ Peter Yip                  )
          ------------------------------
Director                                 )
on behalf of Asia Pacific Online Limited )
in the presence of Karen Wu              )   /s/ Karen Wu
                                             -----------------------------------

Date:
      ----------------------------------


SIGNED by Peter Yip                      )   /s/ Karen Wu
in the presence of Karen Wu              )   -----------------------------------


/s/ Peter Yip
----------------------------------------

Date: Dec 12 2005

                                                                      SCHEDULE A

                      CERTAIN OPTION AWARDS GRANTED TO APOL

                  Total                         Unvested
               Outstanding                    Options as of
Grant date       Options     Strike Price   Termination Date           Option Expiration Date
----------     -----------   ------------   ----------------   -------------------------------------
Jul 12, 1999    1,881,442      US$5.0000               0       Jul 11, 2009 ("7/12/99 APOL Options")
 Jun 6, 2002      200,000      US$2.8200               0        Jun 5, 2012 ("6/6/02 APOL Options")
 Jun 3, 2003      200,000      US$4.9500               0        Jun 2, 2013 ("6/3/03 APOL Options")
Jun 16, 2003      100,000      US$5.1600          25,000       Jun 15, 2013 ("6/16/03 APOL Options")
Mar 25, 2004      600,000      US$8.2500         500,000       Mar 24, 2014 ("3/25/04 APOL Options")

                                                                      SCHEDULE B

                    CERTAIN OPTION AWARDS GRANTED TO MR. YIP

                  Total                         Unvested
               Outstanding                    Options as of
Grant date       Options     Strike Price   Termination Date            Option Expiration Date
------------   -----------   ------------   ----------------   ----------------------------------------
Jun 22, 1999      60,000      US$ 3.3750            0          Jun 21, 2009 ("6/22/99 Mr. Yip Options")
May 29, 2000     100,000      US$23.0000            0          May 28, 2010 ("5/29/00 Mr. Yip Options")
 Jan 9, 2001      30,000      US$ 4.2813            0           Jan 8, 2011 ("1/9/01 Mr. Yip Options")

                                                                      SCHEDULE C

SCHEDULE C-1

The APOL Options the Company agrees to use its reasonable best efforts to cause the acceleration and immediate vesting of:

     25,000 of the 6/16/03 APOL Options (as defined in Schedule A); and 500,000 of the 3/25/04 APOL Options (as defined in Schedule A).

SCHEDULE C-2

APOL Options and Mr. Yip Options the Company agrees that it shall use its reasonable best efforts to permit Mr. Yip to transfer, in whole or in part, to Permitted Transferees, subject to Clause 2:

     The 7/12/99 APOL Options (as defined in Schedule A);
     The 6/6/02 APOL Options (as defined in Schedule A);
     The 6/3/03 APOL Options (as defined in Schedule A);
     The 6/16/03 APOL Options (as defined in Schedule A);
     The 3/25/04 APOL Options (as defined in Schedule A); and The 5/29/00 Mr. Yip Options (as defined in Schedule B).

SCHEDULE C-3

Options to be modified and amended to permit APOL or Mr. Yip (as the case may be) and the Permitted Transferee (if any) to exercise such options until the Option Expiration Date for such respective options set forth in Schedule A or Schedule B (subject at all times to Clause 3.1(b)):

     The 7/12/99 APOL Options (as defined in Schedule A);
     The 6/6/02 APOL Options (as defined in Schedule A);
     The 6/3/03 APOL Options (as defined in Schedule A);
     The 6/16/03 APOL Options (as defined in Schedule A);
     The 3/25/04 APOL Options (as defined in Schedule A); and The 5/29/00 Mr. Yip Options (as defined in Schedule B).

                                                                      SCHEDULE D

PERMITTED TRANSFEREES

     1. CW Chu Foundation
     2. University of Pennsylvania
     3. St. Paul's Co-educational College
     4. LaSalle College of Hong Kong

                                                                       EXHIBIT A

                      [INSERT APOL OPTION AWARD AGREEMENTS]

                                                                       EXHIBIT B

                    [INSERT MR. YIP OPTION AWARD AGREEMENTS]

                                                                       EXHIBIT C

                            ACKNOWLEDGEMENT FORM FROM
       [INSERT NAME OF PERMITTED TRANSFEREE] (THE "PERMITTED TRANSFEREE")

     Reference is hereby made to the Option Transfer Agreement dated as of the Effective Date among CDC Corporation (formerly, chinadotcom corporation) located at 34/F Citicorp Centre, 18 Whitfield Road, Causeway Bay, Hong Kong (the "Company"), Asia Pacific Online Limited located at Suite 4302, 43/F China Resources Building, Wanchai, Hong Kong ("APOL") and Peter Yip of c/o APOL, Suite 4302, 43/F China Resources Building, Wanchai, Hong Kong ("Mr. Yip") (the "Agreement"). Capitalized terms used herein without definition shall have the meaning given to such term in the Agreement.

     The undersigned Permitted Transferee hereby acknowledges, represents, warrants and covenants (as the case may be) to the Company as follows:

     (1) [Mr. Yip/APOL] has indicated that [he/it] desires to transfer [INSERT NUMBER] [Mr. Yip Options/APOL Options] (the "Transferred Options") to the Permitted Transferee.

     (2) This Acknowledgement Form is being delivered to the Company in compliance with Clause 2.2 of the Agreement.

     (3) It is a condition precedent to the Company permitting [Mr. Yip/APOL] to transfer the Transferred Options to the Permitted Transferee that the acknowledgements, representations, warranties and covenants of the Permitted Transferee be accurate and complete.

     (4) The Permitted Transferee qualifies as a non-profit organization under the tax laws of the jurisdiction of its formation.

     (5) The Permitted Transferee will comply with the terms of the Company's 1999 Stock Option Plan and the terms of the relevant option award agreement applicable to the Transferred Options.

     (6) The Permitted Transferee agrees not to transfer the Transferred Options or any portion of the economic consequences associated with ownership of any such Transferred Option to any other party [; provided, however, that if the Permitted Transferee is the CW Chu Foundation or another trust formed by Mr. Yip and designated as a Permitted Transferee, such Permitted Transferee may transfer such options to another Permitted Transferee (the "Second Permitted Transferee"), provided that such Second Permitted Transferee satisfies all of the provisions of the Agreement as if such Second Permitted Transferee was the original Permitted Transferee, which provisions shall include, but not be limited to, delivery of the acknowledgement form set forth in Clause 2.2 of the Agreement and any such transfer shall be made on or prior to the date twelve months from the Effective Date of the Agreement.] [INCLUDE ONLY IF PERMITTED TRANSFEREE IS THE CW CHU FOUNDATION OR ANOTHER TRUST FORMED BY MR YIP AND DESIGNATED AS A PERMITTED TRANSFEREE]

     (7) The Permitted Transferee will hold, exercise and use any proceeds from such options solely and exclusively to advance legitimate causes of such Permitted Transferee which qualify such Permitted Transferee as a tax exempt, non-profit organization that serves the public interest, such as charitable, educational, scientific, religious or literary purposes.

     (8) Upon the disposal of any Underlying Shares, the Permitted Transferee will undertake an orderly disposal of such Underlying Shares which shall be intended not to cause any excessive movement in the price of the Company's Class A Common Shares or creating the perception of an overhang in the Company's Class A Common Shares. For the purposes of effectuating an orderly disposal, (1) the Permitted Transferee shall dispose of the Underlying Shares in a manner consistent with the "Manner of Sale" provisions of Rule 144(f) promulgated under the Securities Act of 1933, as amended, and (2) the amount of Underlying Shares which may be disposed of, together with disposals of all other Underlying Shares within the preceding ten trading days, shall not exceed 5% of the average daily trading volume of the Company's Class A Common Shares on the Nasdaq National Market (or other market on which such shares are then listed) during the ten trading days immediately preceding the date of such sale.

     (9) The Permitted Transferee acknowledges and agrees that prior to permitting the Permitted Transferee to exercise Transferred Options, the Company may request the Permitted Transferee to provide reasonable information to confirm the representations, warranties and covenants contained herein.

                                        [NAME OF PERMITTED TRANSFEREE]


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------